Exhibit 99.1

NeuroOne Reports Fourth Fiscal Quarter and Full Fiscal Year 2021

Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., December 15, 2021 (PR Newswire) -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC; “NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announces today financial results for the quarter and full fiscal year ended September 30, 2021.

Fourth Quarter and Recent Business Updates

●	Received FDA 510(k) Clearance for its Evo® sEEG Electrode – the Company’s second FDA 510(k) cleared product – for temporary (less than 24 hours) use; submitted clearance request to FDA for less than 30 day use

●	Received initial stocking orders from Zimmer Biomet for sEEG electrodes

●	Executed an agreement with RBC Medical Innovations to develop and manufacture a proprietary radiofrequency (RF) generator for use with NeuroOne’s combination recording and ablation electrode that is being designed to both record brain activity and ablate brain tissue using the same electrode

●	Successfully completed an animal feasibility study of its combination recording and ablation technology

●	Featured on Cheddar News video segment

●	Subsequent to fiscal year end, closed on an underwritten registered public offering of 4,172,057 shares of its common stock at a price of $3.20 per share with gross proceeds of $13.35 million

Dave Rosa, CEO of NeuroOne commented, “During and subsequent to our fiscal fourth quarter, we made important advancements across our product portfolio. We received FDA 510(k) clearance for our second diagnostic product, the Evo sEEG Depth Electrode, for less than 24-hour use. We expect to be commercial ready in the first calendar quarter of 2022, pending additional regulatory clearance of sEEG labeling for longer term use. Additionally, we made notable progress on our ablation electrode, partnering with RBC Medical on the design of the accompanying RF generator and completing an animal feasibility study. The ablation electrode will be our first therapeutic device, which we are targeting to launch in the next fifteen months. We also strengthened our balance sheet subsequent to our fiscal year end, with a $13.35 million public offering that included sophisticated institutional investors with substantial experience investing in medical device technologies. We expect that this capital positions the Company well for the launch of our Evo diagnostic line and combination diagnostic and ablation electrode system. Taken altogether, we begin fiscal 2022 in a stronger financial position with several commercial and development catalysts and a product pipeline targeting multi-billion-dollar markets, underpinning our unwavering commitment to driving shareholder value.”

Upcoming Targeted Milestones

●	Evo sEEG Depth Diagnostic Electrode

○	Commercial ready, pending additional regulatory clearance of sEEG labeling for less than 30-day use, which allows for product shipment triggering a milestone payment from Zimmer for the licensing fee, in the first calendar quarter of 2022

●	Ablation Therapeutic Electrode and generator system

○	Generator prototype expected by the end of June 2022.

○	Completion of additional feasibility testing planned

○	Submit application for FDA 510(k) clearance before end of calendar 2022

○	Commercialize the Ablation Therapeutic Electrode in the next fifteen months following FDA approval, if received

●	Chronic Use Electrode

○	Generate accelerated aging test results, planned for before the end of March 2022

Fourth Quarter and Full Year Fiscal 2021 Financial Results

Product revenue was $48,000 in the fourth quarter of fiscal 2021 and $178,000 for the full fiscal year, compared to no product revenue in the prior year periods. Collaboration revenue was $5,000 in the fourth quarter of fiscal 2021 and $65,000 for the full fiscal year, compared to collaboration revenue of $1.9 million in the fourth quarter and full year of fiscal 2020. Collaboration revenue for the 2020 periods was derived from the Zimmer Development Agreement and represented the portion of the upfront initial development fee payment eligible for revenue recognition as of September 30, 2020.

Total operating expenses in the fourth quarter of fiscal 2021 were $2.6 million, compared with $2.0 million in the same period of the prior year. R&D expense in the fourth quarter was $1.0 million compared with $0.8 million in the same period of fiscal 2020. SG&A expense in the fourth quarter of fiscal 2021 was $1.6 million compared with $1.3 million in the prior year period.

Total operating expenses for all of fiscal 2021 were $10.2 million, compared with $6.8 million in the prior fiscal year. R&D expense for all of fiscal 2021 was $3.9 million compared with $2.1 million in fiscal 2020. SG&A expense for all of fiscal 2021 was $6.3 million compared with $4.8 million in the prior fiscal year.

Net loss was $2.6 million for the fourth quarter of fiscal 2021, compared to a net loss of $0.6 million in the prior year period. Net loss was $9.9 million for the full year fiscal 2021, compared to a net loss of $13.6 million in fiscal 2020.

As of September 30, 2021, the Company had cash of $6.9 million, compared to $4.0 million at September 30, 2020. The cash balance at September 30, 2021 does not include proceeds from an underwritten registered public offering of 4,172,057 shares of common stock at a price of $3.20 per share, resulting in gross proceeds of approximately $13.35 million received subsequent to fiscal year end.

The Company had no debt outstanding at September 30, 2021.

Conference Call Information

Event Date:

Wednesday, December 15, 2021 - 9:00 AM Eastern Time

Participant Numbers:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 527216

Event Link: https://www.webcaster4.com/Webcast/Page/2821/43886

Replay Number:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 43886

Event Replay Link: https://www.webcaster4.com/Webcast/Page/2821/43886

About NeuroOne Medical Technologies Corporation

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit https://www.n1mtc.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “upcoming,” “target,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s ablation electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, expected milestone payments, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions and the impact of COVID-19, or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

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